Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On October 3, 2007 (the “Closing Date”), Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), completed its acquisition of all of the issued and outstanding limited liability company interests (the “Company Interests”) of Official Pillowtex LLC, a Delaware limited liability company (the “Company” or “Pillowtex”), from the owners of such Company Interests pursuant to a purchase and sale agreement (the “Purchase Agreement”) dated September 6, 2007 by and among the Registrant, the Company and the Company's members; Jubilee Limited Partnership, an Ohio limited partnership, Gordon Brothers Retail Partners, LLC, a Delaware limited liability company, Tiger PTX IP, LLC, a Delaware limited liability company, BFG PTX Group, LLC, a Delaware limited liability company, CCA Towels, LLC, a New York limited liability company, Franco 44 PT, LLC, a New York limited liability company, High Street Holdings, LLC, a Delaware limited liability company, Solwerd Enterprises, LLC, a Delaware limited liability company, and Mazel D & K, LLC, an Ohio limited liability company (collectively, the “Sellers”). The Company is the owner of a portfolio of home brands including four primary brands, Cannon, Royal Velvet, Fieldcrest and Charisma and numerous others home brands including St. Mary's and Santa Cruz. The closing of this transaction occurred following the early termination of the statutory waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In accordance with the terms of the Purchase Agreement, on the Closing Date, the Registrant paid an aggregate of approximately $232,159,000 in cash, which is subject to adjustment to reflect certain prepaid royalties and royalties receivable, as the purchase price for the Company Interests, of which (i) approximately $208,000,000 was paid to the Sellers by the Registrant,(ii) $15,000,000, together with any interest and any other income earned thereon, was released to the Sellers by U.S. Bank National Association (the “Escrow Agent”) in accordance with the escrow agreement dated September 6, 2007 (the “Escrow Agreement”) by and among the Registrant, the Company and the Escrow Agent, and (iii) $9,000,000,together with any interest and any other income earned thereon, will be paid to the Sellers by the Escrow Agent on the twelve(12) month anniversary of the Closing Date, less any amounts due to the Registrant pursuant to the Sellers' indemnification obligations to the Registrant for breaches of the Sellers' representations, warranties, covenants and obligations made under the Purchase Agreement.

In addition, in accordance with the terms of the Purchase Agreement, the Sellers were granted a contingent right to receive aggregate additional payments of up to $15,000,000 in cash, based upon the Company brands surpassing specific revenue targets.

The description of the Purchase Agreement and the Escrow Agreement (the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to this Report. The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Registrant or the other parties thereto. The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Registrant's public disclosures.

The following unaudited pro forma condensed combined statement of operations give effect to (a) the Registrant’s acquisition of Official Pillowtex, LLC, and (b) three transactions recently completed by the Registrant: (i) the Registrant’s purchase of certain assets of Rocawear Licensing, LLC in March 2007, (ii) the Registrant’s merger with Mossimo, Inc. in October 2006 and (iii) the Registrant’s purchase of certain Mudd (USA) LLC assets in April 2006 related to its business of marketing, licensing and managing of the Mudd brands, trademarks, intellectual property and related names worldwide, excluding China, Hong Kong, Macau and Taiwan, under the purchase method of accounting. They do not give effect to our August 2006 purchase of the London Fog trademarks, the November 2006 purchase of the Ocean Pacific brand or the March 2007 acquisition of the Danskin brand; as such pro forma disclosure is not required with respect to such transactions under the rules and regulations of the Securities and Exchange Commission. These unaudited pro forma condensed combined statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that the Registrant’s management believes are reasonable. The unaudited pro forma condensed combined financial statements do not purport to represent what the Registrant’s results of operations would actually have been if the merger and acquisitions had actually occurred at the beginning of the periods presented, nor do they purport to project the Registrant’s results of operations for any future period.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values, useful lives and amortization of certain assets acquired are based on a preliminary valuation and are subject to final valuation adjustments. The Mudd, Mossimo, Rocawear, and Pillowtex trademarks have been determined to have an indefinite useful life and, therefore, consistent with SFAS No. 142, no amortization will be recorded in our consolidated statements of operations. Instead, the related intangible asset will be tested for impairment at least annually, with any related impairment charge recorded to the statement of operations at the time of determining such impairment.

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 assumes that the acquisition of Official Pillowtex, LLC had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 was prepared by combining our historical statement of operations for the year ended December 31, 2006 with the Official Pillowtex, LLC statement of income and for the year ended December 31, 2006, the Rocawear Licensing, LLC statement of income for the year ended December 31, 2006, the Mossimo, Inc. consolidated statement of earnings for the nine months ended September 30, 2006, and the Mudd USA (LLC) statement of revenues and direct operating expenses of the assets sold for the three months ended March 31, 2006, giving effect to each of the acquisitions and merger as though they had occurred at the beginning of the year (January 1, 2006). The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 was prepared by combining our historical statement of operations for the nine months ended September 30, 2007 with the Official Pillowtex, LLC historical statement of income for the nine months ended September 30, 2007 and the Rocawear Licensing, LLC statement of income for the period ended March 30, 2007, giving effect to the acquisitions as though they had occurred at the beginning of the period (January 1, 2007).

The financial information presented in the unaudited pro forma condensed combined financial statements is based on amounts and adjustments that our management believes to be factually supportable. We have made no attempt to include forward looking assumptions in such information.

Unaudited pro forma condensed combined balance sheet

As of September 30, 2007
(in thousands, except par value)

	Iconix as of 9/30/07	Pillowtex as of 9/30/07	Pro forma adjustments		Pro forma condensed
	(historical)	(historical)	Note (a)	Note (b)	combined
Assets
Current assets:
Cash (including restricted cash)	$255,987	$12,977	$(208,108)	$(12,977)	$47,879
Cash and cash equivalents in escrow for pending acquisition	24,000	-	(24,000)	-	-
Marketable securities	13,000	-	-	-	13,000
Accounts receivable, net	31,304	1,281	1,281	(1,281)	32,585
Due from affiliate	200	-	-	-	200
Promissory note receivable	1,000	-	-	-	1,000
Deferred income taxes	3,028	-	-	-	3,028
Prepaid advertising and other	5,644	-	-	-	5,644
Total current assets	334,163	14,258	(230,827)	(14,258)	103,336
Property and equipment:
Furniture, fixtures and equipment	2,837	-	-	-	2,837
Less: accumulated depreciation and amortization	(1,502)	-	-	-	(1,502)
	1,335	-	-	-	1,335
Other assets:
Restricted cash	14,507	-	-	-	14,507
Goodwill	101,026	-	23,004	-	124,030
Trademarks and other intangibles, net	745,463	85,782	219,100	(85,782)	964,563
Deferred financing costs, net	7,519	-	-	-	7,519
Deferred income taxes	28,143	-	-	-	28,143
Other	4,751	159	-	(159)	4,751
	901,409	85,941	242,104	(85,941)	1,143,513
Total assets	$1,236,907	$100,199	$11,277	$(100,199)	$1,248,184
Liabilities and stockholders equity
Current liabilities:
Accounts payable and accrued expenses	$9,409	$1,275	$2,178	$(1,275)	$11,587
Accounts payable, subject to litigation	4,886	-	-	-	4,886
Deferred revenue	3,686	1,374	-	(1,374)	3,686
Current portion of long term debt	25,882	14,625	-	(14,625)	25,882
Total current liabilities	43,863	17,274	2,178	(17,274)	46,041
Deferred income taxes	69,066	-	-	-	69,066
Long term debt, less current maturities	616,297	31,499	-	(31,499)	616,297
Long term deferred revenue	520	11,200	8,152	(11,200)	8,672
Total liabilities	729,746	59,973	10,330	(59,973)	740,076
Stockholders' equity:
Common stock, $.001 par value--shares issued 56,227	57	-	-	-	57
Additional paid-in capital	466,249	-	947	-	467,196
Accumulated earnings	41,715	-	-	-	41,715
Members’ capital	-	40,321		(40,321)	-
Accumulated other comprehensive income	(193)	(95)	-	(95)	(193)
Treasury stock--198 shares at cost	(667)	-	-	-	(667)
Total stockholders' equity	507,161	40,226	947	(40,226)	508,108
Total liabilities and stockholders' equity	$1,236,907	$100,199	$11,277	$(100,199)	$1,248,184

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined statement of operations

For the year ended December 31, 2006
(in thousands, except earnings per share data)

	Year		2006 closed	Year				Year
	ended	2006 closed	acquisitions	ended				ended			Total pro
	12/31/2006	Acquisitions	(pro forma	12/31/2006			Pro	12/31/2006			Forma
	Iconix	(historial)	adjustments)	Rocawear	Pro forma		Forma	Pillowtex	Pro forma		Condensed
	(historical)	Note (c)	Note (d)	(historical)	adjustment	Notes	Iconix	(historical)	adjustment	Notes	Combined	Notes
Net sales	$-	$5,537	$(5,537)	$-	$-		$-	$-	$-		$
Licensing and commission revenue	80,694	19,630	2,000	34,578	2,940	(e)	139,842	17,275	-		157,117
Net revenue	80,694	25,167	(3,537)	34,578	2,940		139,842	17,275	-		157,117
Cost of goods sold	-	2,875	(2,875)	-	-		-	-	-		-
Gross profit	80,694	22,292	(662)	34,578	2,940		139,842	17,275	-		157,117
Selling, general and administrative expenses	24,527	19,504	(1,435)	4,655	2,264	(f)	49,515	2,098	1,334	(k)	52,947
Special charges	2,494	-	-	-	-		2,494	-	-		2,494
Operating income (loss)	53,673	2,788	773	29,923	676		87,333	15,177	(1,334)		101,676
Net interest expense (income) and other
income	13,837	(672)	8,323	1,413	16,349	(g)	39,250	3,447	5,700	(l)	48,397
Gain on forgiveness of debt	-	-	-	1,574	(1,574)	(h)	-	-	-		-
Income (loss) before income taxes	39,836	3,460	(7,550)	30,084	(17,247)		48,583	11,730	(7,034)		53,279
Provision (benefit) for income taxes	7,335	1,606	(2,997)	-	4,391	(i)	10,335	175	1,422	(m)	11,932
Net income (loss)	$32,501	$1,854	$(4,553)	$30,084	$(21,638)		$38,248	$11,555	(8,456)		$41,347
Earnings per share:
Basic	$0.81						$0.87				$0.94	(o)
Diluted	$0.72						$0.78				$0.84	(o)
Weighted number of common shares
outstanding:
Basic	39,937		3,825	-	13	(j)	43,775		13	(n)	43,788
Diluted	45,274		3,825	-	30	(j)	49,129		13	(n)	49,142

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined statement of operations

For the nine months ended September 30, 2007
(in thousands, except earnings per share data)

	Nine months	2007 closed	2007 closed			9 months
	ended	acquisitions-	acquisitions-			ended			Total pro
	9/30/2007	Rocawear	Rocawear		Pro	9/30/2007			Forma
	Iconix	(historical)	(pro forma		Forma	Pillowtex	Pro forma		Condensed
	(historical)	Note (p)	adjustments)	Notes	Iconix	(historical)	adjustment	Notes	Combined	Notes
Licensing and commission revenue	112,593	9,270	735	(q)	122,598	17,102	-		139,700
Net revenue	112,593	9,270	735		122,598	17,102	-		139,700
Gross profit	112,593	9,270	735		122,598	17,102	-		139,700
Selling, general and administrative expenses	30,130	2,928	566	(r)	33,624	1,766	1,035	(v)	36,425
Special charges	1,055	-	-		1,055	-	-		1,055
Operating income (loss)	81,408	6,342	169		87,919	15,336	(1,035)		102,220
Net interest expense and other income	14,254	-	4,068	(s)	18,322	2,155	3,628	(w)	24,105
Income (loss) before income taxes	67,154	6,342	(3,899)		69,597	13,181	(4,663)		78,115
Provision (benefit) for income taxes	22,625	-	1,038	(t)	23,663	132	2,764	(x)	26,559
Net income (loss)	$44,529	$6,342	$(4,937)		45,934	$13,049	(7,427)		$51,556
Earnings per share:
Basic	$0.79				$0.82				$0.91	(o)
Diluted	$0.73				$0.75				$0.84	(o)
Weighted number of common shares
outstanding:
Basic	56,569		13	(u)	56,582		13	(y)	56,595
Diluted	61,289		30	(u)	61,319		13	(y)	61,332

See accompanying introduction and notes to unaudited pro forma condensed combined financial statements

Notes to unaudited pro forma condensed combined financial statements:

(a)    Reflects the preliminary allocation of cost associated with the acquisition of the Pillowtex brands, under the purchase method of accounting as though the acquisition occurred on September 30, 2007, and the impact of the financing associated with the acquisition, as well as the recording of cash paid, debt incurred, and equity issued in association with the acquisition.

Total purchase price was determined as follows:

(000's omitted except share and warrant information)

Cash paid at closing to sellers or into escrow[1]		$232,108
Fair value of 12,500 shares of $.001 par value common stock, at $23.66 fair market value per share issued as a cost of acquisition	296
Fair value of 55,000 warrants ($23.66 exercise price) issued as a cost of the acquisition	651
Total equity consideration		947
Other estimated costs of the acquisition		2,178
Total		$235,233

1 Cash paid at closing to sellers or into escrow reflects cash that would have been paid had the acquisition taken place on September 30, 2007. Actual cash at closing to sellers or into escrow on October 3, 2007 was $232,159,000.

The preliminary purchase price allocation to the fair value of the assets acquired and liabilities assumed is as follows:

(000's omitted)

Trademarks	$212,000
License agreements	7,100
Accounts receivable	1,281
Deferred revenue	(8,152)
Goodwill	23,004
Total	$235,233

(b) Represents the elimination of the historical values of Pillowtex's assets and liabilities not acquired.

(c)    Represents historical information for the 2006 closed acquisitions for the Mudd brand acquisition for the period from January 1, 2006 to March 31, 2006 and the merger with Mossimo for the period of January 1, 2006 to September 30, 2006.

(000's omitted)
	Mudd 1/1/06-3/31/06	Mossimo 1/1/06-9/30/06	2006 Closed Acquisitions Historical
Net Sales	$-	$5,537	$5,537
Licensing income	2,607	17,023	19,630
Cost of goods sold	-	2,875	2,875
Selling, general and administrative expenses	3,107	16,397	19,504
Operating income (loss)	(500)	3,288	2,788
Interest income- net	-	672	672
Income before income taxes	(500)	3,960	3,460
Provision for income taxes	-	1,606	1,606
Net income (loss)	$(500)	$2,354	$1,854

(d) Represents pro forma adjustments for the 2006 closed acquisitions for the Mudd brand acquisition for the period from January 1, 2006 to March 31, 2006 and the merger with Mossimo for the period of January 1, 2006 to September 30, 2006.

(000's omitted)

							2006 Closed
							Acquisitions
	Mudd			Mossimo			Pro Forma
	1/1/06-3/31/06			1/1/06-9/30/06			Adjustments
Net Sales	$-			$(5,537)	(vi	)	$(5,537)
Licensing Income	2,000	(i	)	-			2,000
Cost of goods sold	-			(2,875)	(vi	)	(2,875)
Selling, general and administrative expenses	217	(ii	)	(1,652)	(vii	)	(1,435)
Operating income (loss)	1,783			(1,010)			773
Interest expense (income) - net	1,126	(iii	)	7,197	(viii	)	8,323
Income (loss) before income taxes	657			(8,207)			(7,550)
Provision (benefit) for income taxes	53	(iv	)	(3,050)	(ix	)	(2,997)
Net income (loss)	$604			$(5,157)			$(4,553)

Weighted number of common share outstanding:
Basic	817	(v	)	3,008	(x	)	3,825
Diluted	817	(v	)	3,008	(x	)	3,825

(i) Represents guaranteed minimum royalty revenues to be earned by us from the core jeans licensee, Mudd (USA) LLC, under the license agreement we signed with it as part of the acquisition. This license agreement is a two-year contract with guaranteed minimum payments to us of $8.0 million per year. Prior to the acquisition, revenue from the seller's jeans business was included in other of its operations that were not sold to us, which operations included businesses focused on the design, manufacture and sales of apparel goods.
(ii)    Represents adjustments related to the amortization of the value assigned to the acquired Mudd licensing contracts of $700,000, Mudd domain name of $340,000 and non-compete agreement of $1.4 million, on a straight line basis over the remaining contract period or estimated lives of two, five and four years, respectively (approximately $768,000 annually). Additionally includes approximately $100,000 annually for contractual compensation expense related to the management of the brand.
(iii)   Represents interest expense at a fixed interest rate of 8.99% related to incremental financing incurred for the Mudd acquisition (approximately $4.4 million annually) and amortization of deferred financing fees incurred in closing the Mudd financing arrangement over the five-year term of the financed debt (approximately $98,000 annually).
(iv) Represents the provision for income taxes at a 34% effective rate related to the pro forma adjustments to income and the historical pre-tax income. The taxes were not historically reflected due to the entity's prior status as a limited liability company.
(v) Represents the effects of the shares of our common stock and warrants that we issued as part of the Mudd acquisition.
(vi) Represents the elimination of Modern Amusement from the Mossimo historical operations.
(vii) Represents the elimination of Modern Amusement from the Mossimo historical operations, net of adjustments aggregating $1.3 million related to the amortization of the acquired Mossimo licensing contracts and non-compete agreement on a straight-line basis over the remaining contract periods of 3.25 and 5.25 years, respectively (approximately $1.5 million annually). Additionally, it includes $250,000 annually for the consulting agreement with Mossimo Gianulli.
(viii) Represents the elimination of Modern Amusement from the Mossimo historical operations, net of interest expense at the current interest rate of 10.50% (LIBOR of 5.37% plus 5.125%) related to incremental financing incurred as part of the Mossimo merger of approximately $6.8 million for the nine months ended September 30, 2006. Additionally, it includes amortization of the deferred financing fees incurred in closing the Mossimo financing arrangement over the life (25.5 months) of the financed debt of approximately $369,000 for the nine months ended September 30, 2006.
(ix) Represents the provision/(benefit) for income taxes at an effective rate of approximately 34% related to the pro forma adjustments to income and the historical pre-tax income, less taxes assessed on historical pre-tax income.
(x) Represents the shares of our common stock issued upon the closing of the Mossimo merger.

(e)
Represents $2,940,000 of incremental minimum royalties that would have been earned by the Registrant under the terms of the new licensing agreement between the Registrant and Roc Apparel LLC executed in accordance with the terms of the Purchase Agreement.

(f)
Represents adjustments related to the amortization of the value assigned to the acquired Rocawear licensing contracts of $5.1 million and non-compete agreement of $3.0 million, on a straight line basis over the remaining weighted average contract period of 4.38 years and five years, respectively (approximately $1,764,000 annually). Additionally includes approximately $500,000 annually for contractual compensation related to the management of the brand.

(g)
Represents pro forma adjustments for interest expense at a fixed interest rate of 7.35% related to financing incurred for the Rocawear asset acquisition (approximately $15.6 million annually) and amortization of deferred financing fees incurred in closing the Credit Agreement over the six year term of the Credit Agreement (approximately $652,000), net of an elimination of a non-recurring gain of $77,500 by Rocawear Licensing, LLC.

(h)	Represents an adjustment to eliminate a non-recurring gain recognized by Rocawear Licensing, LLC.

(i)
Represents the provision for income taxes at an effective rate of approximately 34% related to the pro forma adjustments to income and the historical pre-tax income. The taxes were not historically reflected due to the entity's prior status as a limited liability company.

(j)	Represents the shares of the Regsitrant’s common stock and the warrants that were issued as part of the Rocawear asset acquisition.

(k)
Represents adjustments related to the amortization of the value assigned to the acquired Pillowtex brands’ licensing contracts of $7.1 million, on a straight line basis over, the respective contract period which averaged 6 years (approximately $1.2 million annually), and trademark registration fees of approximately $151,000.

(l)	Represents interest expense at a fixed interest rate of 1.875%, and approximately $1.3 million of convertible note discount amortization related to financing used in the Pillowtex asset acquisition.

(m)
Represents the provision for income taxes at an effective rate of approximately 34% related to the pro forma adjustments to income and the historical pre-tax income, less taxes assessed on historical pre-tax income.

(n)	Represents the shares of the Registrant’s common stock and the warrants that were issued as part of the Pillowtex asset acquisition.

(o)	Below is a summary of the calculation used to determine pro forma basic and diluted earnings per share for the periods ended December 31, 2006 and September 30, 2007:

(in thousands)
	For the Year Ended December 31, 2006		For the Nine Months Ended September 30, 2007
	Basic	Diluted	Basic	Diluted

Pro Forma Net Income	$41,347	$41,347	$51,556	$51,556

Weighted number of common shares outstanding, as reported in Iconix historical financial statements	39,937	45,274	56,569	61,289

Add: Incremental shares for pre-acquisition periods:
Mossimo Common Shares	3,008	3,008	N/A	N/A
Mudd Common Shares	817	817	N/A	N/A
Rocawear related Restricted Shares	13	13	13	13
Rocawear related Warrants[1]	-	17	-	17
Subtotal prior to completion of Pillowtex acquisition	43,775	49,129	56,582	61,319

Pillowtex related Shares
Pillowtex related Restricted Shares	13	13	13	13
Pillowtex related Warrants[2]	-	-	-	-
Pro Forma common and diluted shares outstanding[3]	43,788	49,142	56,595	61,332
Earnings per share	$0.94	$0.84	$0.91	$0.84

1 Warrants included in the diluted share count were calculated using the Treasury Stock Method
2 Warrants issued as part of the Pillowtex acquisition were anti-dilutive for the year ended December 31, 2006 and for the nine months ended September 30, 2007.
3 Warrants issued in connection with the Registrant’s convertible note financing were anti-dilutive and therefore not included in this calculation. Portions of the convertible note that would be subject to conversion to common stock were anti-dilutive as of the year ended December 31, 2006 and September 30, 2007 and therefore not included in this calculation.

(p)	Represents historical information for the 2007 closed acquisition for the Rocawear brand acquisition for the period from January 1, 2007 to March 30, 2007.

(q)
Represents $735,000 of incremental minimum royalties that would have been earned by the Registrant under the terms of the new licensing agreement between the Registrant and Roc Apparel LLC executed in accordance with the terms of the Purchase Agreement.

(r)
Represents adjustments related to the amortization of the value assigned to the acquired Rocawear licensing contracts of $5.1 million and non-compete agreement of $3.0 million, on a straight line basis over the remaining weighted average contract period of 4.38 years and five years, respectively (approximately $441,000 for the period ended March 30, 2007). Additionally includes approximately $125,000 quarterly for contractual compensation related to the management of the brand.

(s)
Represents proforma adjustments for interest expense at a fixed interest rate of 7.35% related to financing incurred for the Rocawear asset acquisition ($3.9 million) and amortization of deferred financing fees incurred in closing the Credit Agreement over the six year term of the Credit Agreement (approximately $163,000) for the period from January 1, 2007 to March 30, 2007.

(t)
Represents the provision for income taxes at an effective rate of approximately 34% related to the pro forma adjustments to income and the historical pre-tax income for the period from January 1, 2007 to March 30, 2007. The taxes were not historically reflected due to the entity's prior status as a limited liability company.

(u)	Represents the shares of the Registrant’s common stock and the warrants that were issued as part of the Rocawear asset acquisition.

(v)
Represents adjustments related to the amortization of the value assigned to the acquired Pillowtex brands’ licensing contracts of $7.1 million, on a straight line basis over the respective contract period which averaged 6 years (approximately $1.2 million annually), and trademark registration fees of approximately $148,000.

(w)	Represents interest expense at a fixed interest rate of 1.875%, and approximately $323,000 of convertible note discount amortization related to financing used in the Pillowtex asset acquisition.

(x)
Represents the provision for income taxes at an effective rate of approximately 34% related to the pro forma adjustments to income and the historical pre-tax income, less taxes assessed on historical pre-tax income.

(y)	Represents the shares of the Registrant’s common stock and the warrants that were issued as part of the Pillowtex asset acquisition.